Exhibit (d)(6)(i)(A)(vi)

EQ ADVISORS TRUST

AMENDMENT NO. 5 TO THE

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 5 to the Investment Advisory Agreement effective as of July 16, 2014, as amended, (“Amendment No. 5”) between AXA Equitable Funds Management Group, LLC, a Delaware limited liability company (“FMG LLC” or “Manager”) and AllianceBernstein L.P., a Delaware limited partnership (“Alliance” or “Adviser”).

FMG LLC and Alliance agree to modify the Investment Advisory Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1. Other Portfolios. All references to Multimanager Large Cap Core Equity Portfolio and Multimanager Large Cap Value Portfolio of AXA Premier VIP Trust shall be removed in its entirety from the Agreement.

2. Existing Portfolios. The Manager hereby reaffirms its appointment of the Adviser as the investment adviser to the following Portfolios or an Allocated Portion of a Portfolio, as applicable: AXA 500 Managed Volatility Portfolio, AXA 400 Managed Volatility Portfolio, AXA 2000 Managed Volatility Portfolio, AXA Large Cap Value Managed Volatility Portfolio, ATM Large Cap Managed Volatility Portfolio, ATM Mid Cap Managed Volatility Portfolio, ATM Small Cap Managed Volatility Portfolio, ATM International Managed Volatility Portfolio, EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio, EQ/AllianceBernstein Small Cap Growth Portfolio, EQ/Common Stock Index Portfolio, EQ/Emerging Markets Equity PLUS Portfolio, EQ/Equity 500 Index Portfolio, EQ/International Equity Index Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Natural Resources PLUS Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/Real Estate PLUS Portfolio, Multimanager Aggressive Equity Portfolio and Multimanager Mid Cap Growth Portfolio.

3. Effective May 1, 2014, the following Portfolios’ names were changed:

Former Name	New Name
AXA Tactical Manager 500	AXA 500 Managed Volatility
AXA Tactical Manager 400	AXA 400 Managed Volatility
AXA Tactical Manager 2000	AXA 2000 Managed Volatility
AXA Tactical Manager International	AXA International Managed Volatility
ATM Large Cap	ATM Large Cap Managed Volatility
ATM Mid Cap	ATM Mid Cap Managed Volatility
ATM Small Cap	ATM Small Cap Managed Volatility
ATM International	ATM International Managed Volatility
EQ/Large Cap Value PLUS	AXA Large Cap Value Managed Volatility

4. Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser is hereby replaced in its entirety by Appendix A attached hereto.

5. Appendix B. Appendix B to the Agreement setting forth the fee payable to the Adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

6. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first set forth above.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		ALLIANCEBERNSTEIN L.P.

By:	/s/ Steven M. Joenk	By:	/s/ Louis T. Mangan
	Steven M. Joenk		Name: Louis T. Mangan
	Chairman, Chief Executive Officer and President		Title: Assistant Secretary

APPENDIX A

AMENDMENT NO. 5

TO THE

INVESTMENT ADVISORY AGREEMENT

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Common Stock Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/International Equity Index Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Natural Resources PLUS Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Mid Cap Growth Portfolio

APPENDIX B

AMENDMENT NO. 5

TO THE

INVESTMENT ADVISORY AGREEMENT

FEE SCHEDULE

Related Portfolios	Annual Advisory Fee Rate**

Special Equity Portfolios†, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “Special Equity Portfolios”):

EQ/AllianceBernstein Small Cap Growth Portfolio*

(Active Allocated Portion only)

Multimanager Mid Cap Growth Portfolio*

(Active Allocated Portion only)

0.60% of the Special Equity Portfolios’ average daily net assets up to and including $1 billion; 0.55% of the Special Equities Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion; 0.50% of the Special Equities Portfolios’ average daily net assets over $1.5 billion up to and including $2 billion; 0.45% of the Special Equities Portfolios’ average daily net assets over $2 billion up to and including $2.5 billion; and 0.40% of the Special Equities Portfolios’ average daily net assets over $2.5 billion

General Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “General Equity Portfolios”)

AXA Large Cap Value Managed Volatility*

(Active Allocated Portion only)

0.49% of the General Equity Portfolios’ average daily net assets up to and including $100 million; 0.30% of the General Equity Portfolios’ average daily net assets over $100 million up to and including $200 million; 0.25% of the General Equity Portfolios’ average daily net assets over $200 million

Tactical Manager Portfolios, which shall include the Index Allocated Portions of the following Portfolios

AXA Large Cap Value Managed Volatility*

Multimanager Aggressive Equity Portfolio*

(collectively referred to as “Tactical Manager Portfolio”)

0.075% of the Tactical Manager Portfolios’ average daily net assets up to and including $5 billion; 0.055% of the Tactical Manager Portfolios’ average daily net assets over $5 billion and up to and including $10 billion; 0.05% of the Tactical Manager Portfolios’ average daily net assets over $10 billion.

Portfolios	Annual Advisory Fee Rate**
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	0.35% of the Portfolio’s average daily net assets up to and including $400 million; and 0.30% of the Portfolio’s average daily net assets in excess of $400 million.
EQ/Equity 500 Index Portfolio	0.05% of the EQ/Equity 500 Index Portfolio’s average daily net assets up to and including $1 billion; and 0.03% of the EQ/Equity 500 Index Portfolio’s average daily net assets over $1 billion.
EQ/Common Stock Index Portfolio	0.05%
EQ/Large Cap Growth Index Portfolio	0.05%

Portfolios	Annual Advisory Fee Rate**
EQ/Quality Bond PLUS Portfolio* (Active Allocated Portion Only)	0.29% of the AllianceBernstein Allocated Portion’s average daily net assets up to and including $100 million; and 0.20% of the AllianceBernstein Allocated Portion’s average daily net assets in excess of $100 million.
EQ/International Equity Index Portfolio†	0.02%

ATM International Managed Volatility Portfolio*

ATM Large Cap Managed Volatility Portfolio*

ATM Mid Cap Managed Volatility Portfolio*

ATM Small Cap Managed Volatility Portfolio*

AXA 2000 Managed Volatility Portfolio*

AXA 400 Managed Volatility Portfolio*

AXA 500 Managed Volatility Portfolio*

AXA International Managed Volatility Portfolio*

0.02% of the Index Allocated Portion of each Portfolio.

EQ/Natural Resources PLUS Portfolio*

EQ/Real Estate PLUS Portfolio*

EQ/Quality Bond PLUS Portfolio*

EQ/AllianceBernstein Small Cap Growth Portfolio* (Index Allocated Portion only)

Multimanager Aggressive Equity Portfolio*

(Index Allocated Portion only)

0.02% of the Index Allocated Portion of each Portfolio.

EQ/Emerging Markets Equity PLUS Portfolio*	0.12% of the Index Allocated Portion’s average daily net assets up to and including $100 million; and 0.10% of the AllianceBernstein Allocated Portion’s average daily net assets in excess of $100 million.

*	This Portfolio has been designated a “multi-adviser portfolio” and AllianceBernstein L.P. receives a fee based on a discrete portion of the Portfolio’s assets that have been allocated to it by the Manager, which is referred to as the “AllianceBernstein Allocated Portion.”
**	The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio’s or Allocated Portion’s net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day.
†	Assets of EQ/International Equity Index Portfolio will be aggregated with the Special Equity Portfolios for calculating the advisory fee applicable for the Special Equity Portfolios.